UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2012

Bristow Group Inc. (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	001-31617 (Commission File Number)	72-0679819 (I.R.S. Employer Identification No.)
2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 267-7600 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 13, 2012, the Canadian Transportation Agency (“CTA”) issued a decision indicating that it had concluded that the implementation of the transactions (the "Transactions") contemplated by the Share and Asset Purchase Agreement, dated August 31, 2012 (“Purchase Agreement”) by and among Bristow Group Inc. (the “Company”), VIH Aviation Group, Ltd.,  and the other parties signatories thereto, as previously described in the Company’s Current Report on Form 8-K dated September 4, 2012, would not affect Cougar Helicopter Inc.’s status as a "Canadian" under the Canada Transportation Act.

The CTA decision is publicly available on the CTA’s website at http://www.cta-otc.gc.ca/eng/ruling/359-a-2012.   This determination by the CTA was one of the conditions to closing of the Transactions.

The Transactions are currently expected to close in early fourth quarter of calendar year 2012 pending the satisfaction (or waiver) of all conditions precedent set forth in the Purchase Agreement, including the receipt of financing for the Transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      BRISTOW GROUP INC.

Date:   September 14, 2012                             By:       /s/ E. Chipman Earle

              Name:      E. Chipman Earle

              Title:         Senior Vice President, General Counsel
                 and Corporate Secretary